EXHIBIT 4.4

                                 AMENDMENT NO. 2

                                       TO

               REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

     THIS AMENDMENT NO. 2 ("Amendment") is entered into as of May__, 2003 by and among PERMA-FIX ENVIRONMENTAL SERVICES, INC., a corporation organized under the laws of the State of Delaware ("Borrower"), PNC BANK, NATIONAL ASSOCIATION ("PNC"), the various other financial institutions (together with PNC, collectively the "Lenders") named in or which hereafter become a party to the Loan Agreement (as hereafter defined) and PNC as agent for Lenders (in such capacity, "Agent") and as Issuing Bank.

                                   BACKGROUND

     Borrower, Agent and Lenders are parties to a Revolving Credit, Term Loan and Security Agreement dated as of December 22, 2000 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Lenders provides Borrower with certain financial accommodations.

     Borrower has requested that Lenders amend certain provisions of the Loan Agreement and Agent, on behalf of Lenders is willing to do so on the terms and conditions hereafter set forth.

     NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

     2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Loan Agreement is hereby amended as follows:

          (a) Section 1.2 of the Loan Agreement is hereby amended by inserting the following defined terms in their appropriate alphabetical order:

          "Amendment No. 2" shall mean Amendment No. 2 to Revolving Credit, Term Loan and Security Agreement dated as of May _, 2003.

          "Amendment No. 2 Effective Date" shall mean the date when the conditions of effectiveness set forth in Section 3 of Amendment No. 2 have been met to Agent's satisfaction.

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          (b) Section 1.2 of the Loan Agreement is hereby amended by amending the following defined terms to provide as follows:

          "Amortizing Availability" shall mean $4,000,000, less $66,666.67, on the fifteenth (15th) day of each month commencing with July 15, 2003 and reducing to $0 upon the end of the Term. In the event any Equipment of East Tennessee Materials & Energy Corporation is sold on or after the Amendment No. 2 Effective Date, the Amortizing Availability shall be further reduced by the greater of (i) 75% of the fair market value of such Equipment or
     (ii) 45% of the liquidation in place value of such Equipment, in each case as set forth in the appraisal dated March 2, 2002 conducted by Marshall and Stevens Valuation Consulting.

          "Documentary L/C" means any commercial documentary letter of credit issued by the Issuing Bank pursuant to Section 2.14.

          "L/C Commitment" means the commitment of the Issuing Bank to Issue, and the commitment of the Lenders severally to participate in, Letters of Credit from time to time Issued or outstanding as provided herein, in an aggregate amount not to exceed on any date the sum of $500,000; provided that the L/C Commitment is part of the Revolving Commitment Facility, rather than a separate independent commitment.

          "Letter of Credit" shall mean and include Documentary L/Cs and Standby L/Cs.

          "Standby L/C" means any commercial standby letter of credit issued by the Issuing Bank pursuant to Section 2.14.


          (c) Section 2.14(i)(i) of the Loan Agreement is hereby amended by amending the first sentence thereof in its entirety to provide as follows:

          "Borrower shall pay to the Agent for the account of the Lenders a letter of credit fee with respect to Letters of Credit equal to the rate per annum equal to three percent (3%) per annum, (which rate shall be increased by 2% per annum at any time when an Event of Default shall have occurred and be continued) of the average daily maximum amount available to be drawn of the outstanding Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the applicable Letters of Credit outstanding for that quarter as calculated by Agent, such computation be made on the basis of actual days elapsed in a 360-day year."

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          (d) Section 2.14(k) of the Loan Agreement is hereby amended in its entirety to provide as follows:

                    (a) "Uniform Customs and Practice and International Standby Practices. Each Documentary L/Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 and any amendments or revision thereof adhered to by the Issuing Bank. Each Standby L/C shall be subject to the International Standby Practices (ISP98 - International Chamber of Commerce Publication Number 590) (the "ISP98 Rules") and, as to matters not governed by the ISP98 Rules or UCP500, the laws of the State of New York."

     3. Conditions of Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent: Agent shall have received
(i) four (4) copies of this Amendment executed by Borrower and consented and agreed to by Guarantors, (ii) an amendment fee of $25,000 (which fee shall be charged to Borrower's Account), and (iii) such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Agent or its counsel, each of which shall be in form and substance satisfactory to Agent and its counsel.

     4. Representations and Warranties. Borrower hereby represents and warrants as follows:

               (a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

               (b) Upon the effectiveness of this Amendment, Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment, except that such representations and warranties shall be qualified by the matters set forth on Schedule A attached hereto and made a part hereof.

               (c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

               (d) Borrower has no defense, counterclaim or offset with respect to the Loan Agreement.

               (e) Borrower is incorporated in the State of Delaware.

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     5. Effect on the Loan Agreement.

          (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

          (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

     6. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

     7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     8. Counterparts. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

                                       PERMA-FIX ENVIRONMENTAL SERVICES, INC.

                                       By:  /s/ Richard T. Kelecy
                                           -------------------------------------
                                                Name:  Richard T. Kelecy
                                                Title: Vice President

                                       PNC BANK, NATIONAL ASSOCIATION, as
                                       Agent and Lender

                                       By:  /s/ Alex M. Council IV
                                           -------------------------------------
                                                Name:  Alex M. Council IV
                                                Title: Vice President

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

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CONSENTED AND AGREED TO:


SCHREIBER, YONLEY AND ASSOCIATES, INC.

By:  /s/ Richard T. Kelecy
     ----------------------------------
         Name:    Richard T. Kelecy
         Title:   Vice President


PERMA-FIX TREATMENT SERVICES, INC.

By:  /s/ Richard T. Kelecy
     ----------------------------------
         Name:    Richard T. Kelecy
         Title:   Vice President


PERMA-FIX, INC.

By:  /s/ Richard T. Kelecy
     ----------------------------------
         Name:    Richard T. Kelecy
         Title:   Vice President


PERMA-FIX OF NEW MEXICO, INC.

By:  /s/ Richard T. Kelecy
     ----------------------------------
         Name:    Richard T. Kelecy
         Title:   Vice President


PERMA-FIX OF FLORIDA, INC.

By:  /s/ Richard T. Kelecy
     ----------------------------------
         Name:    Richard T. Kelecy
         Title:   Vice President


PERMA-FIX OF MEMPHIS, INC.

By:  /s/ Richard T. Kelecy
     ----------------------------------
         Name:    Richard T. Kelecy
         Title:   Vice President

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PERMA-FIX OF DAYTON, INC.

By:  /s/ Richard T. Kelecy
     ----------------------------------
         Name:    Richard T. Kelecy
         Title:   Vice President


PERMA-FIX OF FT. LAUDERDALE, INC.

By:  /s/ Richard T. Kelecy
     ----------------------------------
         Name:    Richard T. Kelecy
         Title:   Vice President


PERMA-FIX OF ORLANDO, INC.

By:  /s/ Richard T. Kelecy
     ----------------------------------
         Name:    Richard T. Kelecy
         Title:   Vice President


PERMA-FIX OF SOUTH GEORGIA, INC.

By:  /s/ Richard T. Kelecy
     ----------------------------------
         Name:    Richard T. Kelecy
         Title:   Vice President


PERMA-FIX OF MICHIGAN, INC.

By:  /s/ Richard T. Kelecy
     ----------------------------------
         Name:    Richard T. Kelecy
         Title:   Vice President


DIVERSIFIED SCIENTIFIC SERVICES, INC.

By:  /s/ Richard T. Kelecy
     ----------------------------------
         Name:    Richard T. Kelecy
         Title:   Vice President

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INDUSTRIAL WASTE MANAGEMENT, INC.

By:  /s/ Richard T. Kelecy
     ----------------------------------
         Name:    Richard T. Kelecy
         Title:   Vice President


MINTECH, INC.

By:  /s/ Richard T. Kelecy
     ----------------------------------
         Name:    Richard T. Kelecy
         Title:   Vice President


RECLAMATION SYSTEMS, INC.
By:  /s/ Richard T. Kelecy
     ----------------------------------
         Name:    Richard T. Kelecy
         Title:   Vice President


EAST TENNESSEE MATERIALS & ENERGY
CORPORATION

By:  /s/ Richard T. Kelecy
     ----------------------------------
         Name:    Richard T. Kelecy
         Title:   Vice President